Exhibit 107

Calculation of Filing Fee Tables

F-3

(Form Type)

AGM Group Holdings Inc.

(Exact Name of Registrant as Specified in its Charter)

…………………………………………………

(Translation of Registrant’s Name into English)

Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee(3)(4)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees Previously Paid	Equity	Class A Ordinary shares, $0.001 par value per share, underlying certain investors’ warrants(1)	457(g)	1,449,276	$8.30	$12,028,990.80	$92.70 per million	$1,115.09
Fees Previously Paid	Equity	Class A Ordinary shares, $0.001 par value per share, underlying placement agent’s warrants(2)	457(g)	202,899	$8.30	$1,684,061.70	$92.70 per million	$156.11
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$13,713,052.50		$1,271.20
	Total Fees Previously Paid							$1,271.20
	Total Fee Offsets							—
	Net Fee Due							—

(1)	Represents up to 1,449,276 of the registrant’s Class A ordinary share, par value $0.001 per share, issuable upon the exercise of certain ordinary share purchase warrants at an initial exercise price of $8.30 per share, which were issued to certain investors as identified in the “Selling Shareholders” section in this registration statement in connection with that certain securities purchase agreement, dated December 10, 2021. Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”). This registration statement also covers any additional ordinary shares which become issuable by reason of any share dividend, share split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of ordinary shares outstanding.

(2)	Represents up to 202,899 shares of the registrant’s Class A ordinary share, par value $0.001 per share, issuable upon the exercise of certain Class A ordinary shares purchase warrants at an exercise price of $8.30 per share, which warrants were issued to the placement agent and/or its assignees as identified in the “Selling Shareholders” section in this registration statement in connection with that certain placement agency agreement, dated December 10, 2021. Pursuant to Rule 416 of the Securities Act. This registration statement also covers any additional ordinary shares which become issuable by reason of any share dividend, share split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of ordinary shares outstanding.

(3)	Calculated pursuant to Rule 457(g) under the Securities Act.

(4)	Previously Paid.